Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

Members and Stockholders

Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC,
Blackhawk Gathering, Toro Operating Company, Inc., and
Striker Oilfield Services, LLC

Austin, Texas

We have audited the accompanying combined balance sheets of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, Toro Operating Company, Inc., and Striker Oilfield Services, LLC (the “Companies”) as of December 31, 2011 and 2010, and the related combined statements of income, changes in members’ and stockholders’ equity, and cash flows for each of the three years ended December 31, 2011, 2010, and 2009.  These combined financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, Toro Operating Company, Inc., and Striker Oilfield Services, LLC at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years ended December 31, 2011, 2010, and 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ EKS&H, LLLP

January 14, 2013

Denver, Colorado

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Combined Balance Sheets

	December 31,
	2011	2010

Assets

Current assets
Cash and cash equivalents	$9,906,016	$1,042,956
Accounts receivable	51,860,802	30,210,911
Inventory	1,348,826	799,619
Due from related parties	85,805	38,296
Prepaid expenses and other current assets	401,727	104,919
Total current assets	63,603,176	32,196,701
Non-current assets
Property, plant, and equipment, net of accumulated depreciation of $4,908,488 and $2,807,540 at December 31, 2011 and 2010, respectively	16,083,842	4,361,964
Land	230,253	277,656
Deposits - related party	250,000	250,000
Deposits	9,434	5,329
Total non-current assets	16,573,529	4,894,949
Total assets	$80,176,705	$37,091,650

Liabilities and Members’ and Stockholders’ Equity

Current liabilities
Line-of-credit	$6,000,000	$3,200,091
Accounts payable - crude oil purchases	32,974,766	15,953,689
Accounts payable	832,660	1,373,986
Accrued expenses	2,895,742	1,049,605
Due to related parties	12,000	30,348
Notes payable - current portion	4,861,915	1,246,460
Distributions payable	2,008,113	—
Total current liabilities	49,585,196	22,854,179
Non-current liabilities
Notes payable, less current portion	7,563,434	1,188,161
Total liabilities	57,148,630	24,042,340
Commitments and contingencies (Note 7)
Members’ and stockholders’ equity
Common stock, 30,000 shares authorized, 15,594 shares outstanding, par value $0.10	1,559	1,559
Additional paid-in capital	582,822	582,822
Retained earnings (accumulated deficit)	82,037	(76,155)
Note receivable - member	(73,609)	(140,156)
Members’ equity	22,435,266	12,681,240
Total members’ and stockholders’ equity	23,028,075	13,049,310
Total liabilities and members’ and stockholders’ equity	$80,176,705	$37,091,650

See notes to combined financial statements.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Combined Statements of Income

	Year Ended December 31,
	2011	2010	2009
Revenue
Crude oil sales	$483,106,890	$269,442,521	$152,515,550
Crude oil hauling	14,834,234	263,911	—
Total revenue	497,941,124	269,706,432	152,515,550
Product expenses	471,703,255	257,064,193	143,344,684
Operating expenses
Transportation expenses	3,308,633	2,157,004	1,548,502
Personnel expenses	4,173,651	2,749,365	2,438,043
Equipment and facilities’ expenses	1,144,538	620,648	579,830
General and administrative expenses	1,866,536	1,155,757	1,361,973
Depreciation	2,100,948	931,547	807,415
Total operating expenses	12,594,306	7,614,321	6,735,763
Other (expense) income
Interest expense	(643,300)	(386,487)	(325,505)
Interest income	2,195	7,670	7,862
Gain on sale of assets	—	149,981	73,223
Total other expense, net	(641,105)	(228,836)	(244,420)
Net income	$13,002,458	$4,799,082	$2,190,683

See notes to combined financial statements.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Combined Statement of Changes in Members’ and Stockholders’ Equity

Years Ended December 31, 2011, 2010 and 2009

	Toro Operating, Inc.				Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, LLC, and Striker Oilfield Services, LLC
	Common Stock			Retained Earnings	Note		Total Members’ and
			Additional	(Accumulated	Receivable	Members’	Stockholders’
	Shares	Par Value	Paid-In Capital	Deficit)	Member	Equity	Equity
Balance - December 31, 2008	15,594	$1,559	$582,822	$(115,399)	$—	$7,595,733	$8,064,715
Distributions	—	—	—	—	—	(1,027,000)	(1,027,000)
Net income	—	—	—	79,386	—	2,111,297	2,190,683
Balance - December 31, 2009	15,594	1,559	582,822	(36,013)	—	8,680,030	9,228,398
Note receivable - Member	—	—	—	—	(140,156)	—	(140,156)
Contributions	—	—	—	—	—	250,000	250,000
Distributions	—	—	—	(30,000)	—	(1,058,014)	(1,088,014)
Net (loss) income	—	—	—	(10,142)	—	4,809,224	4,799,082
Balance - December 31, 2010	15,594	1,559	582,822	(76,155)	(140,156)	12,681,240	13,049,310
Payment on note receivable from member	—	—	—	—	66,547	—	66,547
Distributions	—	—	—	—	—	(3,090,240)	(3,090,240)
Net income	—	—	—	158,192	—	12,844,266	13,002,458
Balance - December 31, 2011	15,594	$1,559	$582,822	$82,037	$(73,609)	$22,435,266	$23,028,075

See notes to combined financial statements.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Combined Statements of Cash Flows

	For the Years Ended
	December 31,
	2011	2010	2009
Cash flows from operating activities
Net income	$13,002,458	$4,799,082	$2,190,683
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,100,948	931,547	807,415
Gain on sale of assets	—	(149,981)	(73,223)
Loss (gain) on derivatives	127,450	(51,409)	18,885
Changes in operating assets and liabilities
Accounts receivable	(21,520,215)	(11,790,199)	(10,261,006)
Inventory	(549,207)	(204,640)	(392,474)
Due to/from related parties, net	(65,857)	(3,719)	36,703
Prepaid expenses and other current assets	(300,914)	(36,916)	1,013,578
Accounts payable - crude oil purchases	17,021,077	6,884,931	6,714,113
Accounts payable	(541,326)	139,813	984,586
Accrued expenses	1,846,137	535,847	131,694
Deferred revenue	—	—	(75,530)
	(1,881,907)	(3,744,726)	(1,095,259)
Net cash provided by operating activities	11,120,551	1,054,356	1,095,424
Cash flows from investing activities
Purchase of land, property, plant, and equipment	(1,043,832)	(197,454)	(166,957)
Proceeds from disposal of assets	—	299,962	146,446
Cash flows from derivatives	(257,126)	(174,875)	(42,000)
Net cash used in investing activities	(1,300,958)	(72,367)	(62,511)
Cash flows from financing activities
Borrowings from line-of-credit	142,720,000	149,466,624	85,553,897
Payments on line-of-credit	(139,920,091)	(147,630,430)	(84,890,000)
Payments on notes payable	(2,740,863)	(1,066,995)	(1,311,747)
Net advance on note receivable - member	—	(200,000)	—
Member contributions	—	250,000	—
Member distributions	(1,015,579)	(1,028,170)	(1,027,000)
Net cash used in financing activities	(956,533)	(208,971)	(1,674,850)
Net increase (decrease) in cash and cash equivalents	8,863,060	773,018	(641,937)
Cash and cash equivalents - beginning of year	1,042,956	269,938	911,875
Cash and cash equivalents - end of year	$9,906,016	$1,042,956	$269,938

(Continued on the following page)

See notes to combined financial statements.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Combined Statements of Cash Flows

(Continued from the previous page)

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2011, 2010, and 2009 was $643,300, $386,476, and $325,505, respectively.

Supplemental disclosure of non-cash activity:

During the years ended December 31, 2011, 2010, and 2009, the Companies acquired equipment of $12,731,591, $2,121,572, and $363,006, respectively, with the issuance of long-term debt.

During 2011, the Companies distributed $66,547 that was used by one of the members to partially satisfy the note receivable balance due from the member (Note 8).

During 2010, the Companies distributed $59,844 that was used by one of the members to partially satisfy the note receivable balance due from the member (Note 8).

As of December 31, 2011, the Companies recorded distributions payable of $2,008,113 (Note 6).

See notes to combined financial statements.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Organization

Pecos Gathering and Marketing, LLC (“Pecos”) is a Colorado limited liability company (“LLC”) headquartered in Austin, Texas.  Transwest Leasing, LLC (“Transwest”), Blackhawk Gathering, LLC (“Blackhawk”), and Toro Operating Company, Inc. (“Toro”) are all affiliated companies through common ownership.  Striker Oilfield Services, LLC (“Striker”) is a Texas LLC that has common ownership with Pecos but with different ownership percentages among its members.  Pecos, Transwest, Blackhawk, Toro, and Striker are collectively referred to as the “Companies” in the combined financial statements.

Operations

The Companies gather crude oil from producing leases in Texas and New Mexico and deliver it to truck unloading facilities.  The truck unloading facilities are connected to common carrier pipelines or, in one case, with a direct company pipeline to a refinery.  The Companies have crude oil treatment plants that treat and process crude oil to pipeline standards. The Companies lease trucks and trailers to related parties for the purpose of transporting and hauling oil. In south Texas, Striker operates primarily as a contract trucker for one significant customer and to a lesser extent buys and sells crude oil.

Principles of Combination

The accompanying combined financial statements include the accounts of Pecos, Transwest, Blackhawk, Toro, and Striker.  All Companies are affiliated and controlled by common ownership. All intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Companies consider all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  The Companies continually monitor their positions with, and the credit quality of, the financial institutions with which they invest. As of the combined balance sheet date, and periodically throughout the year, the Companies have maintained balances in various operating accounts in excess of federally insured limits.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Accounts Receivable

The Companies consider accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established.  Management reviews account balances regularly, and if amounts become uncollectible, the uncollectible portion is recorded to bad debt expense.

Concentrations of Credit Risk

The Companies sell crude oil to two significant customers, Customer A, which operates a refinery at Big Springs, Texas, and Customer B at the Centurion pipeline in Midland and Andrews, Texas.  As of December 31, 2011, Customer A and Customer B accounted for 67% and 33%, respectively, of accounts receivable.  For the year ended December 31, 2011, Customer A and Customer B accounted for 62% and 35%, respectively, of total revenue. As of December 31, 2010, Customer A and Customer B accounted for 65% and 31%, respectively, of accounts receivable.  For the year ended December 31, 2010, Customer A and Customer B accounted for 60% and 39%, respectively, of total revenue.  For the year ended December 31, 2009, Customer A and Customer B accounted for 63% and 36%, respectively, of total revenue.

Inventory

Inventory consists of crude oil and is stated at the lower of cost or market, determined using the first-in, first-out method.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Depreciation on property, plant, and equipment is calculated utilizing the straight-line method over the estimated useful life, which ranges from three to fifteen years, net of an estimated salvage value of the property and equipment.  The Companies periodically review the reasonableness of estimates regarding useful lives and salvage values of  property, plant, and equipment based upon the Companies’ experience with similar assets and conditions in the used revenue equipment market.  Future changes in useful life or salvage value estimates, or fluctuations in market value that are not reflected in the estimated salvage value, would have an effect on the Companies’ results of operations. Trucks and trailers are depreciated over a period of five years, facilities are depreciated over a period of fifteen years, and equipment is depreciated over a period of seven years.

Revenue Recognition

The Companies record revenue from the sales of crude oil when the product is delivered, title has transferred, and collection is reasonably assured. The Companies record revenue from the hauling of crude oil when the product is delivered and collection is reasonably assured.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

With the exception of Toro, the entities have elected to be treated as partnerships for income tax purposes.  Accordingly, taxable income and losses from all entities, except Toro, are reported in the income tax returns of the respective members, and no provision for income taxes has been recorded in the Companies’ combined financial statements.  Toro is taxed as a C corporation, and during the years ended December 31, 2011 and 2010, it had an immaterial amount of net taxable income.  Toro’s current taxable income is also reduced due to the utilization of the remaining net operating loss carryforwards from prior years.  Toro’s deferred tax assets and deferred tax liabilities are immaterial as of December 31, 2011 and 2010.

The Companies follow authoritative guidance on accounting for uncertainty in income taxes.  With the exception of Toro, if taxing authorities were to disallow any tax positions taken by the Companies, the additional income taxes, if any, would be imposed on the members rather than the Companies.  Tax positions taken by Toro are insignificant.  Accordingly, there would only be a minimal impact on the Companies’ combined financial statements.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses.  No interest or penalties have been assessed as of December 31, 2011, 2010, and 2009.  The estimated returns for tax years subject to examination by tax authorities include 2007 and 2008 through the current period for state and federal tax reporting purposes, respectively.

Long-Lived Assets

The Companies review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered.  The Companies look primarily to the estimated undiscounted future cash flows in their assessment of whether or not long-lived assets have been impaired.  The Companies did not record any impairments during the years ended December 31, 2011, 2010, and 2009.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, receivables, prepaids, notes receivable, accounts payable and accrued expenses, approximated fair value as of December 31, 2011 and 2010 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued approximate fair value as of December 31, 2011 and 2010 because interest rates on these instruments approximate market interest rates.

The brokerage margin account is recorded at fair value as discussed in Note 5.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The Companies disclose the fair value as determined for certain assets and liabilities and disclose how fair value is determined using a hierarchy for which these assets and liabilities are grouped, based on significant levels of inputs as follows:

Level 1:                       Quoted prices in active markets for identical assets or liabilities;

Level 2:                       Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:                       Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Note 2 - Balance Sheet Disclosures

Property, plant, and equipment consist of the following:

	December 31,
	2011	2010
Trucks	$11,907,676	$2,980,700
Trailers	6,040,215	2,349,316
Facilities	1,485,844	1,031,528
Equipment	885,387	615,544
Other vehicles	581,409	175,684
Leasehold improvements	56,790	—
Computer equipment and software	35,009	16,732
	20,992,330	7,169,504
Less accumulated depreciation	(4,908,488)	(2,807,540)
	$16,083,842	$4,361,964

Depreciation expense for the years ended December 31, 2011, 2010, and 2009 was $2,100,948, $931,547, and $807,415, respectively.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 2 - Balance Sheet Disclosures (continued)

Accrued expenses consist of the following:

	December 31,
	2011	2010
Severance taxes payable	$2,455,230	$993,610
Other	440,512	55,995
	$2,895,742	$1,049,605

Note 3 - Line-of-Credit

On December 31, 2011, the Companies entered into a new credit agreement (the “Agreement”) with a bank. The Companies could have borrowed the lesser of the borrowing base as defined by the Agreement or $30,000,000. The borrowing base as of December 31, 2011 was $22,662,523.  At December 31, 2011, the borrowings outstanding under this Agreement were $6,000,000.  Borrowings accrued interest per annum equal to either the base rate advance or Eurodollar rate advance. The base rate advance was equal to the prime rate plus 2.75% (6.00% at December 31, 2011). The Eurodollar rate advance was based on the two-week, one-month, two-month, or three-month BBA LIBOR plus 4.00% (4.68% to 5.29% at December 31, 2011), as elected by the Companies and subject to certain restrictions. At December 31, 2011, all of the outstanding debt under the Agreement was based on the Eurodollar rate advance. All of the Companies’ assets were pledged as collateral with the exception of Transwest.  However, all assets of Transwest were pledged as collateral against the Companies’ notes payable described in Note 4. The Agreement terminates and borrowings would have been due upon the occurrence of certain events or at the discretion of the lenders as defined in the Agreement.  The Companies were required to meet certain financial covenants and were in compliance with all financial covenants at December 31, 2011.

As of December 31, 2010, the Companies had a line-of-credit agreement with Bank of America.  At December 31, 2010, the borrowings outstanding under this Agreement were $3,200,091.  Interest accrued at one-month LIBOR plus 2.75% (3.013% at December 31, 2010).  The Companies were required to meet certain financial covenants and were in compliance with all covenants at December 31, 2010.  During 2011, the Companies paid the outstanding balance of the line-of-credit.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 4 - Notes Payable

Notes payable consist of the following:

	December 31,
	2011	2011
The Companies have various note payable agreements to third-party banks for certain trucks and trailers. Interest rates on these agreements range from 3.96% to 5.90%. The maturity dates on the notes payable range from January 2012 to March 2015. The Transwest portion of the Companies’ assets are pledged as collateral, and there are guarantees by certain members of the Companies.	$12,425,349	$2,434,621
Less current portion	(4,861,915)	(1,246,460)
	$7,563,434	$1,188,161

Maturities of the notes payable are as follows:

Year Ending December 31,
2012	$4,861,915
2013	4,640,705
2014	2,853,136
2015	69,593
$12,425,349

Note 5 - Derivatives

The Companies routinely enter into contracts for the purchase and sale of crude oil at future delivery dates. The Companies enter into these contracts with the expectation that they will result in physical delivery of crude oil. The Companies account for these contracts as normal purchases and normal sales. Under this accounting policy election, the contracts are not recorded at fair value at the balance sheet dates; instead, the purchase or sale is recorded at the contracted value once the delivery occurs.

The Companies’ crude oil purchase and sale contracts are priced based on various crude oil indices. These indices may vary in the type or location of crude oil, or in the timing of delivery within a given month. The Companies have entered into certain financial derivative contracts, which consist primarily of crude oil futures contracts, as hedges against the risk that changes in the different index prices would reduce the margins between the purchase and the sale transactions.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 5 - Derivatives (continued)

The Companies record these derivative contracts at fair value within accounts receivable on the combined balance sheets. The Companies value the derivative contracts using quoted prices in active markets for identical contracts and consider the fair value to be a Level 1 measurement in the fair value hierarchy. All of the contracts are maintained by a broker, and the Companies report these contracts, along with any related margin deposits, on a net basis on the combined balance sheets. The balance associated with these contracts, including related margin deposits, was $379,075 at December 31, 2011 and $249,399 at December 31, 2010, respectively.

The Companies report the realized and unrealized gains and losses associated with these derivative contracts within product expenses in the combined statements of income. These gains and losses consist of the following:

	For the Years Ended
	December 31,
	2011	2010	2009
Unrealized gain (loss)	$122,700	$38,860	$8,600
Realized gain (loss)	(250,150)	12,549	(27,485)
Total	$(127,450)	$51,409	$(18,885)

The Companies include net cash transfers to or from the brokerage account in investing cash flows in the combined statements of cash flows.

Note 6 - Members’ and Stockholders’ Equity

Individual capital accounts have been established based on the initial contribution to the Companies.  Profits and losses are allocated to the members’ capital accounts based upon percentages of ownership in the Companies.  Additional capital contributions may be made upon a unanimous vote of all members.  The Companies’ operating agreements require available cash to be distributed at the end of each calendar year subject to certain limitations.  As distributions made during the year ended December 31, 2011 were not pro rata with each member’s ownership interest, as of December 31, 2011, Pecos and Striker accrued distributions of $808,113 and $1,200,000, respectively, payable to one or more members. These balances are included in distributions payable and have been shown as a liability on the combined balance sheets.

Toro is the only affiliate with common stock.  Each share of outstanding common stock is entitled to voting rights on matters affecting Toro.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 7 - Commitments and Contingencies

Letters-of-Credit

On December 1, 2011, the Companies issued a $6,650,000 letter-of-credit that has not been drawn upon.  This letter-of-credit expires in one to three month increments and can be renewed at the end of each term.  The letter-of-credit was issued to secure the amounts owed to one of the Companies’ crude oil suppliers.  On June 1, 2012, the Companies issued a revision to this letter-of-credit for $4,950,000 to extend the letter-of-credit through July 31, 2012.  The revised letters-of-credit have not had an impact on the Companies’ combined 2011 results of operations.

On June 1, 2012, the Companies issued a separate $3,000,000 letter-of-credit that has not been drawn upon. The letter-of-credit was issued to secure the amounts owed to one of the Companies’ crude oil suppliers. No amounts were recorded in conjunction with the issuance of this letter-of-credit, which is irrevocable until December 31, 2012. The letters-of-credit incur interest at 3.75% per annum plus issuing fees of $300 and a $75 cancellation fee.

Asset Retirement Obligation

The Companies are required to recognize the fair value of a liability for an asset retirement obligation when it is incurred (generally in the period in which they acquire, construct, or install an asset) if a reasonable estimate of fair value can be made. If a reasonable estimate cannot be made in the period the asset retirement obligation is incurred, the liability should be recognized when a reasonable estimate of fair value can be made.

In order to determine fair value of such liability, the Companies must make certain estimates and assumptions, including, among other things, projected cash flows, a credit-adjusted risk-free interest rate, and an assessment of market conditions, that could significantly impact the estimated fair value of the asset retirement obligation. These estimates and assumptions are very subjective and can vary over time.

The Companies have determined that they are obligated by contractual or regulatory requirements to remove certain of their assets or perform other remediation of the sites where such assets are located upon the retirement of those assets. Determination of the amounts to be recognized is based upon numerous estimates and assumptions, including estimated settlement dates, future retirement costs, future inflation rates, and the credit-adjusted risk-free interest rates. However, the Companies do not believe the present value of such asset retirement obligations, under current laws and regulations, after taking into consideration the estimated lives of the Companies’ facilities, is material to their financial position or results of operations.

Litigation

In the normal course of business, the Companies are party to litigation from time to time.  The Companies maintain insurance to cover certain actions and believe that resolution of such litigation will not have a material adverse effect on the Companies.

PECOS GATHERING AND MARKETING, LLC, TRANSWEST LEASING, LLC, BLACKHAWK GATHERING, TORO OPERATING COMPANY, INC., AND STRIKER OILFIELD SERVICES, LLC

Notes to Combined Financial Statements

Note 8 - Related Party Transactions

In February 2010, the Companies entered into a note receivable agreement with a member for $200,000.  The note was due February 2013 and had an interest rate of 2% per annum.  During the years ended December 31, 2011 and 2010, the Companies’ distributions totaling $66,547 and $59,844, respectively, were applied to this member note receivable, which are reflected as non-cash distributions on the combined statements of cash flows. Subsequent to December 31, 2011, the remaining note receivable balance was collected.

During the year ended December 31, 2011, the Companies paid $170,000 in management fees to a related party, which is included in general and administrative expenses on the combined statements of income.

The Companies also have various related party receivables and payables outstanding.  Receivables from related parties totaled $85,805 and $38,296 at December 31, 2011 and 2010, respectively.  Payables due to related parties totaled $12,000 and $30,348 at December 31, 2011 and 2010, respectively.  The Companies also have a $250,000 deposit with a related party at December 31, 2011 and 2010.

Note 9 - Subsequent Events

Midstream Operations, LLC (“Midstream”) was formed on January 1, 2012.  Midstream is a management company that is owned by two of the Companies’ members and stockholders and allocates general and administrative overhead charges to the Companies.  These allocated charges include salaries and office expenses.

On October 23, 2012, the Companies, including Midstream, entered into an Equity Purchase Agreement (the “NGL Agreement”) with NGL Energy Partners LP (“NGL”) to purchase all of the equity in Pecos, Transwest, Blackhawk, Striker, and Midstream, which closed November 2012. Under the NGL Agreement, NGL would also have first right of refusal to purchase one of the two properties owned by Toro.  The Companies are also required to provide remediation for this property, as well as provide assistance and set-up of a new processing facility to be operated by NGL. As part of the NGL Agreement, the line-of-credit was paid in full as well as a portion of the notes payable.

The Companies have evaluated all subsequent events through January 14, 2013, which is the date the combined financial statements were available for issuance.